*DEAN HELLER*
*Secretary of State*

*RENEE L. PARKER*
*Chief Deputy*
*Secretary of State*

*PAMELA RUCKEL*
*Deputy Secretary*
*for Southern Nevada*

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

*CHARLES E. MOORE*
*Securities Administrator*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

*ELLICK HSU*
*Deputy Secretary*
*for Elections*

## Certified Copy

April 6, 2006

**Job Number:** C20060405-2012
**Reference Number:** 00000730431-88
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20060194677-02 | Amendment | 1 Pages/1 Copies |

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

By Jacqueline [illegible]
Certification Clerk

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C25582-2001
Document Number
20060194677-02

Date Filed:
3/29/2006 9:20:04 AM
In the office of

Dean Heller
Secretary of State

# Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

Nationwide Financial Solutions, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1 IS AMENDED TO READ AS FOLLOWS:

Article 1
Name
The name of the corporation is: Clear Choice Financial, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 15,437,928

4. Effective date of filing (optional): 3/30/06

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

FILED # C25582-01

SEP 19 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

# ARTICLES OF INCORPORATION
# OF
# NB ACQUISITIONS, INC.

The undersigned who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Nevada Revised Statutes and adopts the following Articles of Incorporation:

## ARTICLE I

### Name

The name of the corporation is: **NB Acquisitions, Inc.**

## ARTICLE II

### Purposes and Powers

The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Nevada. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Nevada, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

## ARTICLE III

### Capital Stock

1. Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 60,000,000 shares of $.0001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

2. Voting Rights; Denial of Preemptive Rights. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise. Preemptive rights to purchase additional shares of stock are denied.

3. Authorized Shares of Preferred Stock. The corporation shall have the authority to issue 10,000,000 shares of $.0001 par value Preferred Stock, which may be issued in one or more series at the discretion of the board of directors. In establishing a series, the board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes.

## ARTICLE IV

### Initial Board of Directors

The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one. Three directors shall constitute the initial board of directors. The following persons are elected to serve as the Corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:

| Name | Address |
|---|---|
| Jack D. Kelley | 3118 West Thomas Road, Suite 708<br>Phoenix, Arizona 85017 |
| Derold L. Kelley | 3118 West Thomas Road, Suite 708<br>Phoenix, Arizona 85017 |
| James A. Eller | 26 West Dry Creek Circle, Suite 600<br>Littleton, Colorado 80120 |

## ARTICLE V

### Registered Office and Resident Agent

The street address of the initial registered office of the corporation is 1100 East William Street, Carson City, Nevada 89701. The name of the initial resident agent of the Corporation at such address is the National Registered Agents, Inc. of Nevada.

## ARTICLE VI

### Principal Office

The address of the initial principal office of the corporation is 3118 West Thomas Road, Suite 708, Phoenix, Arizona 85017.

## ARTICLE VII

### Management of the Business

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

1. Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

2. Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

3. Limitation on Director's or Officer's Liability. No director or officer of the corporation shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

## ARTICLE VIII

### Incorporator

The name and address of the incorporator is:

Michael J. Tauger
5445 DTC Parkway, Suite 520
Greenwood Village, CO 80111

Dated this 17th day of September, 2001.

INCORPORATOR:

Michael J. Tauger

National Registered Agents, Inc. of Nevada hereby accepts appointment as resident agent. for the above-named corporation.

Authorized Signature of Resident Agent or Resident Agent Company

9/17/01
Date

STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office.

MAY 1 3 2004

Dean Heller

**ATTACHMENT TO
APPLICATION FOR AUTHORITY
TO TRANSACT BUSINESS
IN ARIZONA**

7. Continued

Michael A. Jenkins, Director
3231 S. Country Club Way, Suite 102
Tempe, Arizona 85282

Dennis A. Mola, Director
3231 S. Country Club Way, Suite 102
Tempe, Arizona 85282